Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S‑8 (Nos. 333-33690, 333-33676, 333-35116, 333-157070, 333-171921 and 333-194033) of Edgewell Personal Care Company of our report dated November 18, 2016 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri
November 18, 2016